Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Archer-Daniels-Midland Company
Subsidiaries of the Registrant
December 31, 2024

The following is a list of the Company's subsidiaries as of December 31, 2024, which may not include certain subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" as defined in Regulation S-X of the United States Securities and Exchange Commission (17 CFR 210.1-02 (w)).

Entity Name	Country	Domestic Jurisdiction
ADM (Shanghai) Management Co., Ltd.	China	China
ADM (Thailand) Ltd.	Thailand	Thailand
ADM Agri Services Greece MEPE	Greece	Greece
ADM Agri-Industries Company	Canada	Nova Scotia
ADM Agricultural Commodities Trading (Tianjin) Co., Ltd.	China	China
ADM Agriculture Limited	United Kingdom	England
ADM AGRICULTURE PAKISTAN (PRIVATE) LIMITED	Pakistan	Pakistan
ADM Agro Iberica S.L.U.	Spain	Spain
ADM Agro Industries India Private Limited	India	India
ADM Agro Industries Kota & Akola Private Limited	India	India
ADM AGRO S.R.L.	Argentina	Argentina
ADM Agroinvestimentos Ltda.	Brazil	Brazil
ADM Alliance Nutrition of Puerto Rico, LLC	United States	Puerto Rico
ADM Americas S. de R.L.	Panama	Panama
ADM Andina Peru S.R.L.	Peru	Peru
ADM Animal Health & Nutrition (Dalian) Ltd.	China	China
ADM Animal Health & Nutrition (Nanjing) Co., Ltd.	China	China
ADM Animal Nutrition (Xiangtan) Co.,Ltd.	China	China
ADM Animal Nutrition (Zhangzhou) Co., Ltd.	China	China
ADM Animal Nutrition Czechia s.r.o.	Czech Republic	Czech Republic
ADM Animal Nutrition Italy S.R.L.	Italy	Italy
ADM Animal Nutrition Spain, S.A.	Spain	Spain
ADM ANTWERP NV	Belgium	Belgium
ADM Arkady Ireland Limited	Ireland	Ireland
ADM Armazéns Gerais Ltda.	Brazil	Brazil
ADM Asia-Pacific Trading Pte. Ltd.	Singapore	Singapore
ADM Australia Holdings I Pty Limited	Australia	Australia
ADM Australia Pty. Limited	Australia	Australia
ADM Bazancourt SASU	France	France
ADM Besin ve Tarim Anonim Sirketi	Turkey	Turkey
ADM Bio Productos, S.A. de C.V.	Mexico	Mexico City
ADM Bio-Science & Technology (Tianjin) Co., Ltd.	China	China
ADM Bulgaria Trading EOOD	Bulgaria	Bulgaria
ADM CARIBBEAN INC.	St. Lucia	St. Lucia
ADM Chile Comercial Limitada	Chile	Santiago
ADM Clinton BioProcessing, Inc.	United States	Delaware
ADM Cork H&W Limited	Ireland	Ireland
ADM Czernin S.A.	Poland	Poland

ADM Denmark A/S	Denmark	Denmark
ADM Direct Polska Sp. z o.o.	Poland	Poland
ADM DO BRASIL LTDA.	Brazil	Brazil
ADM Dominican Holdings, Inc.	United States	Delaware
ADM Dominicana S.A.	Dominican Republic	Dominican Republic
ADM Edible Bean Specialties, Inc.	United States	Michigan
ADM Egypt LLC	Egypt	Egypt
ADM El Salvador, Ltda. de C.V.	El Salvador	El Salvador
ADM EMEA Corporate Services GmbH	Germany	Germany
ADM Europe Holdco, S.L.	Spain	Spain
ADM European Management Holding B.V. & Co. KG	Germany	Germany
ADM Expatriate Services, Inc.	United States	Delaware
ADM Export Co.	United States	Delaware
ADM Flavor (Pinghu) Co., Ltd.	China	China
ADM Food Technology (Beijing) Co., Ltd.	China	China
ADM France	France	France
ADM Fuels Company	United States	Delaware
ADM German Holdings B.V.	Netherlands	Netherlands
ADM Germany GmbH	Germany	Germany
ADM Grain Costa Rica S.R.L.	Costa Rica	Costa Rica
ADM Grain River System, Inc.	United States	Delaware
ADM Guatemala Limitada	Guatemala	Guatemala
ADM Hamburg Aktiengesellschaft	Germany	Germany
ADM Holding (Thailand) Ltd.	Thailand	Thailand
ADM Holdings LLC	United States	Delaware
ADM Honduras S.de R.L.	Honduras	Honduras
ADM Human Nutrition Proprietary Limited	South Africa	South Africa
ADM IMGS DMCC	United Arab Emirates	Dubai
ADM IMGS Holdings Limited	United Arab Emirates	Dubai
ADM Inca S.A.C.	Peru	Peru
ADM Industries Centers Ltd	Israel	Israel
ADM INGREDIENTS S.R.L.	Argentina	Argentina
ADM International Holdings, Inc.	United States	Delaware
ADM International Sàrl	Switzerland	Switzerland
ADM INVESTMENT SINGAPORE PTE. LTD.	Singapore	Singapore
ADM Investments Limited	Cayman Islands	Cayman Islands
ADM Investor Services B.V.	Netherlands	Lelystad
ADM Investor Services International Limited	United Kingdom	England
ADM Investor Services, Inc.	United States	Delaware
ADM Ireland Receivables Company Limited	Ireland	Ireland
ADM Italia S.r.l.	Italy	Italy
ADM Japan Ltd.	Japan	Japan
ADM Latin America, Inc.	United States	Delaware
ADM Logistics, Inc.	United States	Delaware
ADM Malbork S.A.	Poland	Poland
ADM MANAGEMENT LTD.	Cayman Islands	Cayman Islands
ADM Medsofts Sarl	Switzerland	Switzerland
ADM Mexico, Inc.	United States	Delaware
ADM Mexico, S.A. de C.V.	Mexico	Mexico City

ADM Milling Co.	United States	Minnesota
ADM Milling Limited	United Kingdom	England
ADM MOROCCO SASU	Morocco	Morocco
ADM Myanmar Company Limited	Myanmar	Myanmar
ADM New Zealand Limited	New Zealand	New Zealand
ADM Nigeria LFZ Enterprise	Nigeria	Nigeria
ADM Nutrition South Africa (Pty) Ltd	South Africa	South Africa
ADM Oilseeds Germany GmbH	Germany	Germany
ADM Olomouc s.r.o.	Czech Republic	Czech Republic
ADM Panama S. De R.L.	Panama	Panama
ADM Paraguay S.R.L.	Paraguay	Paraguay
ADM Participações Ltda.	Brazil	Brazil
ADM Poland Sp. z o.o.	Poland	Poland
ADM PORTUGAL, SA	Portugal	Portugal
ADM Protexin Limited	United Kingdom	England
ADM Protexin, Inc.	United States	Delaware
ADM Pura Limited	United Kingdom	England
ADM Razgrad EAD	Bulgaria	Bulgaria
ADM Receivables, LLC	United States	Delaware
ADM Rice, Inc.	United States	Delaware
ADM Ringaskiddy Unlimited Company	Ireland	Ireland
ADM Romania Logistics S.R.L.	Romania	Romania
ADM SERVICIOS, S.A. DE C.V.	Mexico	Mexico City
ADM Slovakia, s.r.o.	Slovakia (Slovak Republic)	Slovakia (Slovak Republic)
ADM Specialty Ingredients (Europe) B.V.	Netherlands	Netherlands
ADM STF DMCC	United Arab Emirates	Dubai
ADM STF LLC	Qatar	QFC Qatar
ADM STF Pte. Ltd.	Singapore	Singapore
ADM STF Switzerland Sarl	Switzerland	Switzerland
ADM Sweden AB	Sweden	Sweden
ADM Szamotuly Sp. z o.o.	Poland	Poland
ADM Trading Australia Pty. Ltd.	Australia	Australia
ADM Trading Company	United States	Delaware
ADM Trading Cote D'Ivoire	Cote D'Ivoire	Abidjan
ADM Transportation Company	United States	Delaware
ADM Trucking, Inc.	United States	Delaware
ADM Turkey Tarım Ticaret A.S.	Turkey	Turkey
ADM Unterstutzungskasse GmbH	Germany	Germany
ADM Uruguay SCA	Uruguay	Uruguay
ADM Ventures Investment Corp.	United States	Delaware
ADM WILD Europe GmbH & Co. KG	Germany	Germany
ADM Wild Gida Sanayi ve Ticaret Limited Sirketi	Turkey	Turkey
ADM WILD Nauen GmbH	Germany	Germany
ADM WILD Netherlands B.V.	Netherlands	Netherlands
ADM WILD SEE Kft.	Hungary	Hungary
ADM Wild UK Limited	United Kingdom	England
ADM WILD Valencia, S.A.U.	Spain	Spain
ADM Worldwide Holdings L.P.	Cayman Islands	Cayman Islands
ADMEcuador CIA. Ltda.	Ecuador	Ecuador

ADMIS Holding Company, Inc.	United States	Delaware
ADMIS Hong Kong Limited	Hong Kong	Hong Kong
ADMIS SINGAPORE PTE. LIMITED	Singapore	Singapore
AGRANIX	France	France
Agri Port Services Brasil Ltda.	Brazil	Brazil
Agri Port Services Investments Ltd.	Cayman Islands	Cayman Islands
Agri Port Services, LLC	United States	Delaware
Agricolas Madagascar SARLU	Madagascar	Madagascar
Agrinational Insurance Company	United States	Vermont
Agrograin, Ltd.	Cayman Islands	Cayman Islands
Alfrebro, LLC	United States	Ohio
Alfred C. Toepfer International Netherlands B.V.	Netherlands	Netherlands
Alimentos Texo SA de CV	Mexico	Mexico
American River Transportation Co., LLC	United States	Delaware
AMT West LLC	United States	Delaware
Anco Animal Nutrition Competence GmbH	Austria	Austria
Archer Daniels Midland (Cambodia) Co., Ltd.	Cambodia	Phnom Penh Municipality
Archer Daniels Midland (UK) Limited	United Kingdom	England
Archer Daniels Midland Asia-Pacific Limited	Hong Kong	Hong Kong
Archer Daniels Midland Erith Limited	United Kingdom	England
Archer Daniels Midland Europe B.V.	Netherlands	Netherlands
Archer Daniels Midland Europoort B.V.	Netherlands	Netherlands
Archer Daniels Midland Korea LLC	Korea, Republic Of	South Korea
Archer Daniels Midland Nicaragua, S.A.	Nicaragua	Nicaragua
Archer Daniels Midland Singapore, Pte. Ltd.	Singapore	Singapore
Archer Daniels Midland Vietnam Company Limited	Viet Nam	Vietnam
Archer Daniels Midland VN Company Limited	Viet Nam	Vietnam
Archer Daniels Midland Wild Nigeria Ltd	Nigeria	Nigeria
Archer Financial Services, Inc.	United States	Delaware
Archer-Daniels-Midland Philippines, Inc.	Philippines	Philippines
Arinos Unlimited	Trinidad And Tobago	Trinidad
AT Holdings II Company	United States	Delaware
Balanceados Nova S.A. Balnova	Ecuador	Ecuador
Balto Holdco, LLC	United States	Delaware
Barbados Mills Limited	Barbados	Barbados
Bela Vista Bio Etanol Participações Ltda.	Brazil	Brazil
Belize Mills Limited	Belize	Belize
Benson-Quinn Commodities, Inc.	United States	Minnesota
BERN AQUA	Belgium	Belgium
Bifodan, Inc.	United States	Delaware
BIOPOLIS, S.L.	Spain	Spain
BQ Railroad Company	United States	North Dakota
BTECH Tecnologias Agropecuárias e Comércio Ltda.	Brazil	Brazil
Buckminster Quimica Ltda.	Brazil	Brazil
Caribbean Agro-Industries Limited	Grenada	Grenada
CI ADM Colombia Ltda.	Colombia	Colombia
Columbia & Willamette Maritime Services, Inc.	United States	Delaware
CONTROLADORA ADM, S.A. DE C.V.	Mexico	Mexico City
Crosswind Petfoods, Inc.	United States	Kansas

Daavision B.V.	Netherlands	Netherlands
DE Holdings LLC	United States	Georgia
Deerland Holdings, Inc.	United States	Delaware
Deerland Probiotics & Enzymes, Inc.	United States	Delaware
DP Holdings LLC	United States	Georgia
Eatem Corporation	United States	New Jersey
Epicore Ecuador S.A.	Ecuador	Ecuador
Epicore Networks (U.S.A.), Inc.	United States	New Jersey
Erich Ziegler GmbH	Germany	Germany
Evialis (Shandong) Co., Ltd.	China	Shandong
FDL Acquisition No.1 Limited	United Kingdom	England
FDL Americas Limited	United Kingdom	England
FDL Holdings Limited	United Kingdom	England
FDL Services, LLC	United States	Delaware
FINANCIERE FRANCO MAGYAR POUR LA NUTRITION ANIMALE - FFMNA	France	France
FISA Andina S.A.S.	Colombia	Colombia
FISAromas Colombia S.A.S.	Colombia	Colombia
Flavor Infusion International, S.A.	Panama	Panama
Florida Chemical Company, LLC	United States	Delaware
Flotek Flavor & Fragrance, LLC	United States	Delaware
Fuerst Day Lawson (Europe) B.V.	Netherlands	Amsterdam
Fuerst Day Lawson (Shanghai) Co., Ltd.	China	Shanghai
Fuerst Day Lawson (U.S.A.) Limited	United Kingdom	England
Fuerst Day Lawson Holdings Limited	United Kingdom	England
Fuerst Day Lawson Limited	United Kingdom	England
Fuerst Day Lawson, Inc.	United States	New Jersey
GLOBAL COCOA HOLDINGS LTD.	Cayman Islands	Cayman Islands
Golden Farm Production & Commerce Company Limited	Viet Nam	Vietnam
Golden Peanut and Tree Nuts S.A.	Argentina	Argentina
Golden Peanut Company, LLC	United States	Georgia
GP Blanching, Inc.	United States	Georgia
GPC Trucking, Inc.	United States	Delaware
Green Bison Soy Processing, LLC	United States	Delaware
GROUPE PILARDIERE	France	France
Guyomarc'h - VCN Company Limited	Viet Nam	Hanoi
Guyovital PT	Indonesia	Jakarta
HFR Shipping Company Ltd.	The Republic of the Marshall Islands	The Republic of the Marshall Islands
HI-NUTRIENTS INTERNATIONAL LIMITED	Nigeria	Nigeria
Holding P & A Asia Company Limited	Thailand	Bangkok
HRA Shipping Company Ltd.	The Republic of the Marshall Islands	The Republic of the Marshall Islands
HTI Shipping Company Ltd.	The Republic of the Marshall Islands	The Republic of the Marshall Islands
Industries Centers E.O.D Trade 2005 Ltd.	Israel	Israel
Invivo NSA Algerie	Algeria	Algeria
Jamaica Flour Mills Limited	Jamaica	Jamaica
Jamaica Rice Milling Company Limited	Jamaica	Jamaica
LLC ACTI Sovietsky Elevator	Ukraine	Ukraine
LLC ADM UKRAINE	Ukraine	Ukraine

LLC B.I.S.	Ukraine	Ukraine
LLC Ukrelevatorprom	Ukraine	Ukraine
Logus Bar Ashdod Port Ltd.	Israel	Israel
Malta Industries S.A. de C.V.	Mexico	Mexico
Malta Texo De Mexico S.A. de C.V.	Mexico	Mexico
Master Mix of Trinidad Unlimited	Trinidad And Tobago	Trinidad
Medsofts Company LLC	Egypt	Egypt
Medsofts for Import Co.	Egypt	Egypt
Medsofts for Investment LLC	Egypt	Egypt
Medsofts for Trade LLC (Medsofts Trading)	Egypt	Egypt
Mepla Comércio e Navegação Ltda.	Brazil	Brazil
Mezclas Biomix S.A.S.	Colombia	Colombia
Monti Foods (Pty) Ltd.	South Africa	South Africa
National Enzyme Company, LLC	United States	Missouri
Naviera Chaco S.R.L.	Paraguay	Paraguay
NEC Facilities, LLC	United States	Delaware
NEOVIA	France	France
Neovia Nutrição e Saúde Animal Ltda.	Brazil	Brazil
Neovia Philippines Inc.	Philippines	Philippines
NutriMix Feed Company, Inc.	United States	Puerto Rico
Pancosma & Associates Marketing (Thailand) Co., Ltd.	Thailand	Thailand
Pancosma (Jiangsu) Feed Additive Co. Ltd.	China	Zhangjiagang
Pancosma (Shanghai) Feed Additives Co. Ltd.	China	Shanghai
Pancosma Canada Inc.	Canada	Quebec
PANCOSMA FRANCE S.A.S.	France	France
Pancosma Mexico S.A. de C.V.	Mexico	Mexico
Pancosma North America, Inc.	United States	Illinois
PetDine, LLC	United States	Colorado
PJSC ADM Illichivsk	Ukraine	Ukraine
Premiere Agri Technologies Asia, Inc.	United States	Delaware
Premiere Agri Technologies of Mexico, Inc.	United States	Delaware
Provit Sp. z o.o.	Poland	Poland
PT ADM Animal Nutrition Indonesia	Indonesia	Indonesia
PT ADM Indonesia Trading and Logistics	Indonesia	Indonesia
Pura Foods Limited	United Kingdom	England
Quest Ingredients Limited	United Kingdom	England
Revela Foods - Colby, LLC	United States	Delaware
Revela Foods - Litchfield, LLC	United States	Delaware
Revela Foods - New Berlin, LLC	United States	Delaware
Revela Foods Holdco, LLC	United States	Delaware
Revela Foods, LLC	United States	Delaware
Rodelle Inc.	United States	Colorado
Sartco Ltda.	Brazil	Brazil
Sermix	France	France
Servad S.R.L	Uruguay	Uruguay
Shield Macon LLC	United States	Illinois
Silo - Betriebsgesellschaft mbH.	Germany	Germany
Silo P. Kruse Betriebs-GmbH & Co. KG	Germany	Germany
Societe Industrielle des Oleagineux-SIO	France	France

SOJAPROTEIN Limited Liability Company for Soybean Processing Bečej	Serbia	Becej Industria
SORA Laboratories, LLC	United States	Missouri
Southern Cellulose Products, Inc.	United States	Tennessee
Soy Investors, LLC	United States	Iowa
Specialty Commodities, LLC	United States	North Dakota
Sul Mineira Alimentos Ltda.	Brazil	Brazil
Szabadegyhazai Szolgaltato es Vagyonkezeklo KFT	Hungary	Hungary
Terminal Stevedores, Inc.	United States	Louisiana
Terminales De Cargas Especializadas, S.A. De C.V.	Mexico	Veracruz
TIA China Investment Ltd.	Mauritius	Mauritius
Toepfer International Trading (Shanghai) Co., Ltd.	China	China
Totally Natural Solutions LTD	United Kingdom	England
UPSCIENCE	France	France
Vantage Corn Processors LLC	United States	Delaware
Wild Amazon Flavors Concentrados e Corantes para Bebidas Ltda.	Brazil	Brazil
Wild Flavors (Canada) Inc.	Canada	Ontario
Wild Flavors Austria GmbH	Austria	Austria
Wild Flavors International GmbH	Switzerland	Switzerland
Wild Flavors Kenya Limited	Kenya	Kenya
Wild Flavors Middle East FZE	United Arab Emirates	Dubai
Wild Flavors Polska Sp. z o.o.	Poland	Poland
Wild Flavors, Inc.	United States	Delaware
Wild Flavors, S.A. de C.V.	Mexico	Mexico City
Wild Intermare GmbH	Germany	Germany
Wild Polska Sp. z o.o.	Poland	Poland
WILD RUSSIA LLC	Russian Federation	Russia
Wild Tunesia Sarl	Tunisia	Tunisia
Yerbalatina Ltda.	Brazil	Brazil